UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2022

Sovos Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40837	81-5119352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

168 Centennial Parkway, Suite 200 Louisville, CO		80027
(Address of principal executive offices)		(Zip Code)

(720) 316-1225

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SOVO	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note: Sovos Brands, Inc. is filing this amendment (this “Amendment”) to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2022 (the “Original 8-K”), to clarify that Mr. Greenberg is resigning to take a position as Chief Executive Officer of another company. This Amendment amends and restates the Original 8-K in its entirety.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2022, Richard P. Greenberg notified Sovos Brands, Inc. (the “Company”) that he will resign from his position as the Chief Commercial Officer of the Company effective as of February 11, 2022. Mr. Greenberg has accepted an offer from another company to serve as its Chief Executive Officer.

On January 6, 2022, Kirk A. Jensen was promoted to Chief Operating Officer, effective as of the same date. Mr. Jensen, age 47, had served as the Company’s Chief Supply Chain Officer since May 2018. Prior to joining the Company, Mr. Jensen served as chief supply chain officer and vice president of manufacturing of Snyder’s-Lance, Inc. from April 2017 to April 2018 and from March 2016 to April 2017, respectively. Mr. Jensen also held various management positions for Diamond Foods, Inc., a snack food and culinary nut company, from December 2010 to March 2016. Prior to December 2010, Mr. Jensen held various positions for Darigold, Inc. and Frito-Lay, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

SOVOS BRANDS, INC.

	By:	/s/ Isobel A. Jones
	Name:	Isobel A. Jones
	Title:	Chief Legal Officer and General Counsel; Secretary

Date: January 11, 2022